SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) December 20, 2000




                  LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP
               (Exact name of registrant as specified in charter)




  Massachusetts                 0-13520                      04-2828131
  (State or other            (Commission file                (IRS employer
  jurisdiction of               number)                    identification no.)
  incorporation)




100 Second Avenue,  Needham, MA                                 02494
(Address of principal executive offices)                      (Zip code)




Registrant's telephone number, including area code: (781) 444-5251




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Item 4.  Changes in Registrant's Certifying Accountant

         By  letter  dated  December  20,  2000,  the firm of  Reznick  Fedder &
Silverman resigned as independent public accountants for Liberty Housing Partners Limited Partnership (the "Registrant"). The firm of Robert Ercolini & Company LLP has been appointed as the Registrant's new independent public accountants, beginning with the audit of the Registrant's financial statements for the year ending December 31, 2000.

       The report of Reznick Fedder & Silverman dated March 21, 2000 on the Registrant's consolidated financial statements as of December 31, 1999 and 1998, expressed an unqualified opinion. Their report indicated that they did not audit the financial statements of certain operating partnerships in which the Registrant owned a limited partnership interest and that the financial statements of those partnerships were audited by other auditors, and their opinion, insofar as it related to information relating to those partnerships, was based solely on the reports of the other auditors. There were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)) or disagreements with Reznick Fedder & Silverman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and through December 20, 2000.

         A letter from Reznick Fedder & Silverman addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K is filed as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

         (c) Exhibits

          The following exhibit is filed herewith:

Exhibit Number           Description

         16 Letter from Reznick Fedder & Silverman addressed to the Securities and Exchange Commission in accordance with
                         Item  304(a)(3) of Regulation S-K.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP

                                   By:   TNG Properties Inc.
                                         Managing General Partner




                                   By:  /s/  Wilma R. Brooks
                                             Wilma R. Brooks
                                             Chief Financial Officer
Date: December 22, 2000






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